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                                                             EXHIBIT 23.1






                      CONSENT OF INDEPENDENT ACCOUNTANTS




           We consent to the incorporation by reference in the Registration Statement on Forms S-8 of Merrill Corporation (File No. 33-46275 and File No. 33-52623) of our report dated March 22, 1994, on our audits of the consolidated financial statements of Merrill Corporation as of January 31, 1994 and 1993 and for each of the three years in the period ended January 31, 1994 which report is included on page 34 of the Annual Report to Shareholders and our report on the related financial statement schedules included in this Annual Report on Form 10-K.





                                          COOPERS & LYBRAND




      Minneapolis, Minnesota
      April 29,  1994